Consent of Independent Certified Public Accountants
               ---------------------------------------------------

The Board of Directors and Shareholders
Donaldson, Lufkin & Jenrette, Inc.:

We consent to incorporation herein by reference of our report dated February 2, 1999, except as to footnote 19 which is as of March 17, 1999, which is included in the December 31, 1998 annual report on Form 10-K of Donaldson, Lufkin & Jenrette, Inc., also incorporated herein by reference.

            /s/ KPMG Peat Marwick LLP

New York, New York
May 26, 1999


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                                  EXHIBIT 24.1




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